Exhibit 99.1

             MIDSOUTH BANCORP, INC. REPORTS 4TH QUARTER EARNINGS

    LAFAYETTE, La., Jan. 25 /PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (Amex: MSL) ("MidSouth") announced fourth quarter 2004 net income of $1,619,000, a 3% decrease from the $1,665,000 for the fourth quarter of 2003 and a decrease of 17% from third quarter net income of $1,954,000. Basic earnings per share were $.36 for the quarter ended December 31, 2004, a decrease of six cents from the $.42 per share reported for the fourth quarter of 2003, and thirteen cents less than the $.49 per share earned in the third quarter of 2004. Diluted earnings per share were $.35 for the fourth quarter of 2004 compared to $.40 per share for the fourth quarter of 2003 and $.47 per share for the third quarter of 2004. On November 30, 2004, MidSouth paid a 25% stock dividend on its common stock to holders of record on October 29, 2004. Earnings per common share data have been adjusted accordingly.

    Earnings for the year-end December 31, 2004 were $6,980,000, a 10% increase over the $6,333,000 for the year-end December 31, 2003. Basic earnings per share were $1.70 for 2004 compared to $1.60 for 2003. Diluted earnings per share were $1.63 and $1.53, respectively.

    Fourth quarter 2004 data includes the financial results of Lamar Bank ("Lamar"), MidSouth's newest subsidiary acquired on October 1, 2004. Lamar added $146,000 to consolidated net income for the fourth quarter of 2004. Consolidated earnings were impacted by the related amortization of core deposit intangibles of approximately $70,000, net of income taxes.

    In fourth quarter comparison, increases in net interest income and non-interest income were offset by increases in the provision for loan losses and non-interest expenses, primarily salaries and benefits, marketing costs, ATM and debit card processing expenses, and occupancy expenses. Net interest income increased due to a higher volume of earning assets. Non-interest income increased primarily in service charges on deposit accounts, including NSF fees, due to a higher volume of transaction accounts. The provision for loan losses totaled $321,000 for the fourth quarter of 2004 compared to no provision taken in the fourth quarter of 2003. Sustained loan growth throughout 2004 and loan concentrations in the commercial real estate and oil and gas loan portfolios supported the provision taken in the fourth quarter of 2004.

    In year-to-date comparison, increases in net interest income and non-interest income offset increased loan loss provisions, non-interest expenses and merger-related accounting charges and resulted in a 10% improvement in net income for 2004.

     Highlights for the Quarter Ended December 31, 2004

     * Return on average equity was 13.48% for the fourth quarter of 2004 compared to 20.22% for the fourth quarter of 2003. The leverage capital ratio was 8.73% at December 31, 2004 compared to 8.86% at December 31, 2003. In September 2004, MidSouth issued $8 million in additional junior subordinated debentures, the proceeds of which were used to fund the Lamar merger and other general corporate needs.

     * MidSouth increased dividends paid on its common stock with a 25% stock dividend paid on November 30, 2004 and paid a special cash dividend of 6 cents per share in addition to the regular quarterly 6 cents per share cash dividend paid on its common stock on January 4, 2005 to holders of record as of December 15, 2004.

     * Net interest income totaled $6,561,000 for the fourth quarter of 2004, up 28.5% from the $5,107,000 reported for the fourth quarter 2003. Net interest income increased primarily due to an increase in the average volume of earning assets.

     * Total loans grew $124.6 million or 47.6%, from $261.9 million at December 31, 2003 to $386.5 million at December 31, 2004, of which $81.7 million was acquired through the Lamar merger. The remaining $42.9 million in loan growth was primarily in commercial and real estate credits at MidSouth Bank.

     * Nonperforming assets, including loans 90 days or more past due, as a percentage of total assets decreased from .36% at December 31, 2003 to .28% at December 31, 2004. Net charge-offs to total loans decreased slightly from .25% to .23% for the same periods, respectively.

     * Total consolidated assets increased $176.9 million or 40.9%, from $432.7 million at the end of the fourth quarter of 2003 to $609.6 million at the end of the fourth quarter of 2004. Assets acquired through the Lamar Bank merger totaled $115.8 million on October 1, 2004.

     * Total deposits increased $156.0 million or 41.7%, from $374.4 million at year-end 2003 to $530.4 million at year-end 2004. Of the $156 million in growth, $96.7 million was acquired through the merger with Lamar. An additional $59.3 million in deposit growth resulted primarily from deposits associated with a MidSouth Bank deposit growth campaign that began in March 2004. The campaign introduced MidSouth's new Platinum Money Market account for both retail and commercial customers.

    MidSouth's common stock is traded on the American Stock Exchange under the symbol MSL.

    The Private Securities Litigation Act of 1995 provides a safe harbor for disclosure of information about a company's anticipated future financial performance. This act protects a company from unwarranted litigation if actual results differ from management expectations. This press release reflects management's current views and estimates of future economic circumstances, industry conditions, MidSouth's performance and financial results. A number of factors and uncertainties could cause actual results to differ from anticipated results and expectations.

MIDSOUTH BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (UNAUDITED)
(in thousands except per share data)

EARNINGS DATA

                                    For The Quarter                        For The
                                   Ended December 31,                     Qtr Ended
                               -------------------------        %         Sept. 30,         %
                                   2004          2003          Chg          2004           Chg
                               -----------   -----------   -----------   -----------   -----------
Total interest income          $     8,451   $     6,196          36.4%  $     6,815          24.0%
Total interest expense               1,890         1,089          73.6%        1,431          32.1%
Net interest income                  6,561         5,107          28.5%        5,384          21.9%
Provision for loan losses              321             0         100.0%          250          28.4%
Non-interest income                  2,929         1,866          57.0%        2,376          23.3%
Non-interest expense                 6,959         4,717          47.5%        4,934          41.0%
Provision for income tax               591           591           0.0%          622          -5.0%
Net income                     $     1,619   $     1,665          -2.8%  $     1,954         -17.1%

PER COMMON SHARE DATA
Basic earnings per share       $      0.36   $      0.42         -13.5%  $      0.49         -26.5%
Diluted earnings per share     $      0.35   $      0.40         -12.5%  $      0.47         -25.5%

Book value at end
 of period                     $     10.90   $      8.07          35.0%  $      9.16          19.0%
Market price at end
 of period                     $     27.00   $     25.20           7.1%  $     26.40           2.3%
Weighted avg shares
 outstanding

    Basic                        4,439,162     3,969,033          11.8%    3,978,821          11.6%
    Diluted                      4,617,552     4,163,319          10.9%    4,158,808          11.0%

AVERAGE BALANCE SHEET DATA
Total assets                   $   613,437   $   424,911          44.4%  $   483,738          26.8%
Earning assets                     557,392       392,963          41.8%      453,758          22.8%
Loans and leases                   379,164       250,964          51.1%      284,840          33.1%
Interest-bearing
 deposits                          411,023       282,581          45.5%      335,087          22.7%
Total deposits                     536,000       374,237          43.2%      433,976          23.5%
Total stockholders'
 equity                             47,765        32,669          46.2%       34,613          38.0%

SELECTED RATIOS                 12/31/2004    12/31/2003                  09/30/2004
Return on average assets              1.05%         1.55%        -32.5%         1.61%        -34.7%
Return on average
 total equity                        13.48%        20.22%        -33.3%        22.46%        -40.0%
Return on average
 realized equity (A)                 13.82%        21.48%        -35.7%        22.19%        -37.7%
Average equity to
 average assets                       7.79%         7.69%          1.3%         7.16%          8.8%
Leverage capital ratio                8.73%         8.86%         -1.5%         9.66%         -9.6%
CREDIT QUALITY
Allowance for loan losses
 as a % of total loans                1.00%         1.07%         -6.5%         1.00%         -0.3%
Nonperforming assets
 to total assets                      0.28%         0.36%        -22.2%         0.17%         64.7%
Net YTD charge-offs
 to total loans                       0.23%         0.25%         -8.0%         0.17%         35.3%

 (A) Excluding net unrealized gain (loss) on securities available for sale.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

BALANCE SHEET

                                            Period Ended                                   Period Ended
                                      --------------------------                    --------------------------
                                        Dec. 31,      Sept. 30,          %            Jun. 30,       Dec. 31,
                                        2004            2004            Chg             2004           2003
                                      -----------    -----------     -----------    -----------    -----------
Assets
Cash and cash equivalents             $    17,397    $    33,226           -47.6%   $    25,697    $    13,840
Securities available-
 for-sale                                 145,814        135,137             7.9%       132,950        118,227
Securities held-
 to-maturity                               22,852         23,133           -1.2%         23,133         23,367

    Total investment
     securities                           168,666        158,270             6.6%       156,083        141,594
Total loans                               386,471        294,062            31.4%       279,434        261,873
Allowance for loan losses                  (3,850)        (2,949)           30.6%        (2,974)        (2,790)

    Loans, net                            382,621        291,113            31.4%       276,460        259,083
Premises and equipment                     19,338         12,553            54.1%        12,039         11,984
Goodwill and other
 intangibles                               10,644            941          1031.1%           957            990
Other assets                               10,957          6,128            78.8%         6,152          5,206

    Total assets                      $   609,623    $   502,231            21.4%   $   477,388    $   432,697

Liabilities and
 Stockholders' Equity

Non-interest bearing
 deposits                             $   124,659    $   100,296            24.3%   $   100,689    $    96,949
Interest bearing deposits                 405,724        343,454            18.1%       330,491        277,440

    Total deposits                        530,383        443,750            19.5%       431,180        374,389
Securities sold under
 agreements to repurchase
 and FHLB borrowings                       12,412          5,213           138.1%         4,159         17,567

Junior subordinated
 debentures                                15,000         15,000             0.0%         7,000          7,000
Other liabilities                           3,255          1,710            90.4%         1,205          1,513

    Total liabilities                     561,050        465,673            20.5%       443,544        400,469

Total shareholders'
 equity                                    48,573         36,558            32.9%        33,844         32,228

    Total liabilities and

     shareholders' equity             $   609,623    $   502,231            21.4%   $   477,388    $   432,697

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

INCOME STATEMENT

                              Three Months Ended                    Year Ended
                                 December 31,                       December 31,
                             -------------------       %        -------------------       %
                               2004       2003        Chg         2004       2003       Change
                             --------   --------    --------    --------   --------    --------
Interest income              $  8,451   $  6,196        36.4%   $ 27,745   $ 24,230        14.5%
Interest expense                1,890      1,089        73.6%      5,693      4,680        21.6%

    Net interest
     income                     6,561      5,107        28.5%     22,052     19,550        12.8%
Provision for
 loan losses                      321                  100.0%        991        550        80.2%
Service charges on
 deposit accounts               2,267      1,388        63.3%      6,932      5,273        31.5%
Gains on securities, net                                             132         98        34.7%
Other charges and fees            662        478        38.5%      2,157      2,227        -3.1%

    Total non-interest
     income                     2,929      1,866        57.0%      9,221      7,598        21.4%
Salaries and employee
 benefits                       3,391      2,276        49.0%     10,220      8,649        18.2%
Occupancy expense               1,323      1,034        27.9%      4,326      3,882        11.4%
Goodwill and intangible
 amortization                     134         16       737.5%        183         66       177.3%
Other non-interest
 expense                        2,111      1,391        51.8%      6,131      5,374        14.1%

    Total non-interest
     expense                    6,959      4,717        47.5%     20,860     17,971        16.1%

Income before
 income taxes                   2,210      2,256          -2%      9,422      8,627         9.2%

Provision for
 income taxes                     591        591           0%      2,442      2,294         6.5%

Net income                   $  1,619   $  1,665        -2.8%   $  6,980   $  6,333        10.2%

Earnings per share,
 diluted                     $   0.35   $   0.40       -12.5%   $   1.63   $   1.53         6.5%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

INCOME STATEMENT
Quarterly Trends

                               Fourth      Third       Second       First      Fourth
                              Quarter     Quarter     Quarter     Quarter     Quarter
                                2004        2004        2004        2004        2003
                              --------    --------    --------    --------    --------
Interest income               $  8,451    $  6,815    $  6,350    $  6,130    $  6,196
Interest expense                 1,890       1,431       1,276       1,097       1,089

     Net interest income         6,561       5,384       5,074       5,033       5,107
Provision for loan losses          321         250         190         230         ---

Net interest income after
 provision for loan losses       6,240       5,134       4,884       4,803       5,107
Total non-interest income        2,929       2,376       2,053       1,861       1,866
Total non-interest expense       6,959       4,934       4,569       4,397       4,717

Income before income taxes       2,210       2,576       2,368       2,267       2,256
Income taxes                       591         622         623         606         591

Net income                    $  1,619    $  1,954    $  1,745    $  1,661    $  1,665

Earnings per share, basic     $   0.36    $   0.49    $   0.44    $   0.42    $   0.42
Earnings per share, diluted   $   0.35    $   0.47    $   0.42    $   0.40    $   0.40
Book value per share          $  10.90    $   9.16    $   8.46    $   8.52    $   8.07
Return on Average Equity         13.48%      22.46%      19.78%      20.05%      20.22%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

Asset Quality Data

                                     Period Ended                            Period Ended
                                 ----------------------                 ----------------------
                                  Dec. 31,    Sept. 30,        %        Jun. 30,     Dec. 31,
                                   2004         2004          Chg         2004         2003
                                 ---------    ---------    ---------    --------     ---------
Nonaccrual loans                 $     472    $     482         -2.1%   $   1,003    $     829
Loans past due 90 days
 and over                              488          283         72.4%         662          503
Total nonperforming loans              960          765         25.5%       1,665        1,332
Other real estate owned                445           86        417.4%          77          218
Other foreclosed assets                283                                               100.0%

Total nonperforming assets       $   1,688    $     851         98.4%   $   1,742    $   1,550

Nonperforming assets to

 total assets                         0.28%        0.17%        63.4%        0.36%        0.36%
Nonperforming assets to total
 loans + OREO + other
 foreclosed assets                    0.44%        0.29%        50.7%        0.62%        0.59%
ALL to nonperforming
 assets                             228.08%      346.53%       -34.2%      170.72%      180.00%
ALL to nonperforming
 loans                              401.04%      385.49%         4.0%      178.62%      209.46%
ALL to total loans                    1.00%        1.00%        -0.7%        1.06%        1.07%

Year-to-date charge-offs         $   1,067    $     644         65.7%   $     336    $     904
Year-to-date recoveries                182          133         36.8%         100          253
Year-to-date net
 charge-offs                     $     885    $     511         73.2%   $     236    $     651
Net YTD charge-offs
 to total loans                       0.23%        0.17%        31.8%        0.08%        0.25%

SOURCE  MidSouth Bancorp, Inc.
    -0-                             01/25/2005
    /CONTACT: Sally Gary, Investor Relations, +1-337-267-4202, or sallyg@midsouthbank.com , or Teri Stelly, Controller, +1-337-267-4208, or C.
R. Rusty Cloutier, President, +1-337-267-4201, all of MidSouth Bancorp, Inc./
    (MSL)